Exhibit 10.5

DATED June 1, 2022

(1)   OBN FINANCIAL SERVICES LIMITED (AS ARRANGER)

(2)   PAUL O’BRIEN (as LENDER)

(3)   AEG MH 02 limited (AS BORROWER)

LOAN AGREEMENT

CONTENTS

Page

1	INTERPRETATION	1

2	THE FACILITY	3

3	PURPOSE AND APPLICATION OF ADVANCE	3

4	CONDITIONS OF UTILISATION	3

5	AVAILABILITY OF ADVANCES	3

6	ARRANGEMENT FEES	4

7	REPAYMENT/PREPAYMENT	4

8	INTEREST	4

9	SECURITY	5

10	EVENTS OF DEFAULT	5

11	ACCELERATION	6

12	ASSIGNMENT	6

13	AMENDMENTS AND WAIVERS	6

14	PAYMENTS	6

15	CALCULATIONS AND CERTIFICATES	7

16	PARTIAL INVALIDITY	7

17	REMEDIES AND WAIVERS	7

18	NOTICES	7

19	COUNTERPARTS	8

20	LAW AND JURISDICTION	8

SCHEDULE 1 - CONDITIONS PRECEDENT		9

THIS LOAN AGREEMENT (the "Agreement") is made on June 1, 2022

BETWEEN:-

(1)	OBN FINANCIAL SERVICES LIMITED a private limited liability company incorporated in Ireland (registered number 01841) with registered office at 10 Bridge Lane, Carrick-on-Shannon, Leitrim as agent and arranger for the Lender (the "Arranger");

(2)	PAUL O’BRIEN of 19 Ard na Si, Attyrory, Carrick on Shannon, Leitrim. (the "Lender"); and

(3)	AEG MH 02 LIMITED a private limited liability company incorporated in Ireland (registered number 714993) with registered office at Suite 9/10, Plaza 212, Blanchardstown Corporate Park 2, Dublin 15, D15 R504 (the "Borrower").

WHEREAS the Borrower has requested the Lender to provide the Facility (as hereafter defined) upon the terms and conditions of this Agreement and the Lender has agreed to do so.

IT IS AGREED as follows:

1.	Interpretation

1.1	In this Agreement:-

"Advance"	means, save as otherwise provided herein, an advance made or to be made under the Facility of up to ten million euro (€10,000,000) by the Lender;

"Agreement"	means this Agreement (as amended, novated, varied, supplemented or replaced from time to time);

“Arrangement Fee”	means the sum of 2% of the total Advance,;

“Arranger Fee”	means the sum of 3% of the Advance;

"Authorisation"	means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

"Business Day"	means a day (other than a Saturday or Sunday) on which banks are open for general business in Dublin, Ireland;

“Debenture”	means the debenture dated on or about the date of this Agreement made between the Arranger and Borrower;

"Event of Default"	means any event or circumstance specified as such in Clause 10;

"Facility"	means the loan facility granted to the Borrower in Clause 2;

"Finance Documents"	means this Agreement, the Debenture, the Parent Company Guarantee and any other document designated as a "Finance Document" by the Arranger and the Borrower in writing and each a “Finance Document”;

“Parent Company Guarantee”	means the guarantee given by Alternus Energy Group PLC (company number 642708) to the Arranger on or about the date of this Agreement;

“Portfolio”	means various solar pv projects being acquired and developed by the Borrower in Ireland, Italy, Spain and Poland;

"Repayment Date"	means 31 May 2023;

“Semi-Annual Date”	means each of 30 November and 31 May;

"unable to pay its debts"	will be deemed to have the meaning given to it in Section 509(3) and Section 570 of the Irish Companies Act 2014;

1.2	Construction

1.2.1	Unless a contrary indication appears, a reference in this Agreement to:-

(a)	the "Borrower", “Arranger” and the "Lender", shall be construed so as to include its/his successors in title, assigns and transferees to, or of, its/his rights and/or obligations under the Finance Documents;

(b)	a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Borrower and the Arranger or, if not so agreed, is in the form specified by the Arranger;

(c)	"assets" includes present and future properties, revenues and rights of every description;

(d)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated, novated, supplemented, extended, restated or otherwise varied or modified (however fundamentally);

(e)	"guarantee" means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(f)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(g)	a "person" includes A "person" includes a natural person, personal representatives, corporate or unincorporated body (whether or not having separate legal personality);

(h)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(i)	a provision of law is a reference to that provision as amended or re-enacted; and

(j)	a time of day is a reference to Dublin time.

1.2.2	Section, clause and Schedule headings are for ease of reference only.

1.2.3	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4	An Event of Default is "continuing" if it has not been remedied or waived in writing by the Arranger (acting reasonably).

1.2.5	In this Agreement and in each other Finance Document, the words "include", "includes", "including" and "in particular" shall not be given a restrictive meaning and shall be deemed to be followed, in each case, by the phrase "but without limitation".

2.	The Facility

2.1	For the benefit of the Borrower, the Lender unconditionally:

2.1.1	appoints the Arranger as his agent and arranger under the Finance Documents;

2.1.2	authorise and delegate to the Arranger the right to exercise the rights, powers, authorities and discretions specifically given to Arranger under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

2.1.3	confirm that wherever the Lender is entitled or obliged to exercise or enforce a right or discretion, or to give or receive any direction, consent or notice, save as otherwise expressly provided, such right or discretion may be validly exercised, and such direction, consent or notice, may be validly given or received if it is exercised, enforced or given or received by or to the Vendors' Representative and the Purchaser and the Guarantor may unconditionally rely on such confirmation.

2.2	The Lender has agreed, to grant to the Borrower upon the terms and conditions of this Agreement an aggregate facility of up €10,000,000 (ten million euro).

3.	Purpose And Application Of Advance

The Borrower shall apply amounts borrowed by it under the Facility towards the financing of the pre-RTB Portfolio held by ALT MH 02 Ltd subsidiaries including assets in Italy, Ireland, Poland and Spain.

4.	Conditions Of Utilisation

4.1	Save as the Arranger may otherwise agree, no Advance may be drawn down by the Borrower under the Facility unless, prior to the Advance, the Arranger has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Arranger. The Arranger (acting reasonably) shall notify the Borrower upon being so satisfied.

4.2	Save as the Arranger may otherwise agree, the Borrower cannot take or receive any additional debt from any third party into the Borrower or its affiliates without repayment of the Advance.

4.3	The Borrower shall ensure that any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by Law of general application to companies.

5.	Availability Of Advances

5.1	Subject to Clause 4 and other terms of this Agreement, and unless otherwise agreed, an Advance will be made by the Lender to the Borrower once the Borrower has notified the Arranger by not less than 1 weeks’ notice (or such shorter period as may be agreed between the parties to this Agreement) of the amount of the proposed Advance and the date on which it wishes the Advance to be made.

5.2	Subject to Clause 4 and other terms of this Agreement, on the proposed date of drawdown of an Advance the Lender shall fund the Advance to the Borrower without deduction unless otherwise agreed between the Arranger and the Borrower.

6.	ARRANGEMENT FEES

6.1	On the date of drawdown of the Advance by the Borrower, the Borrower shall pay the Arranger the Arrangement Fee to the following bank account:

ACCOUNT NAME: OBN FINANCIAL SERVICES LTD.

IBAN: IE92BOFI90348815720158

BIC: BOFIIE2D

6.2	On the date of drawdown of the Advance by the Borrower, the Borrower shall pay the Arranger Fee to the following account:

ACCOUNT NAME: OBN FINANCIAL SERVICES LTD.

IBAN: IE92BOFI90348815720158

BIC: BOFIIE2D

7.	REPAYMENT/PREPAYMENT

7.1	All Advances and amounts due in respect of the Facility are repayable on the Repayment Date.

7.2	On the Repayment Date the Borrower shall repay the Advance made to it. The Borrower may not re-borrow any part of the Facility which is repaid.

7.3	The Borrower may, if it gives the Arranger not less than 3 Business Days’ (or such shorter period as the Arranger may agree) prior notice, prepay the whole or any part of the Advance.

7.4	Where the Borrower repays the entire of the Advance before the Repayment Date, the Borrower shall pay 8% of the Advance in full (representing one year’s interest (as set out in Clause 8.2)) to the Arranger on the Repayment Date.

7.5	A certificate from the Arranger (acting reasonably) as to the amount at any time due from the Borrower to the Lender under the Facility shall, in the absence of manifest error, be conclusive.

7.6	Where the Borrower fails to repay the Advance on the Repayment Date, the Facility shall be repayable on not less than 10 Business Days written notice by the Arranger; together with all interest accrued thereon pursuant to Clause 8.

7.7	For the avoidance of doubt, on repayment of all Advances made under this Facility, this Agreement, and each and any other Finance Document shall be fully and immediately discharged and released by the Lender and Arranger respectively.

8.	Interest

8.1	Interest shall be payable by the Borrower to the Arranger on each Advance in an amount as set out in and subject to Clause 8.2.

8.2	The rate of interest payable by the Borrower on the Advance shall be 8% per annum accruing from the date of the first Advance hereunder.

8.3	Interest payable by the Borrower in accordance with this Clause 8 shall be payable semi-annually on each Semi-Annual Date and interest shall accrue from day to day upon the aggregate balance of Advances under the Facility and shall be calculated on the basis of a year of 360 days and in each case shall be calculated on the basis of the actual number of days elapsed.

8.4	Interest shall, subject to Clause 7 (Repayment/Prepayment) be rolled up at the end of each Bi-Annual Date and capitalised.

9.	Security

The Facility and the obligations of the Borrower hereunder shall at all times be secured by the Debenture.

10.	Events Of Default

Each of the events or circumstances set out in this Clause 10 is an Event of Default.

10.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

10.1.1	its failure to pay is caused by administrative or technical error; and

10.1.2	payment is made within fifteen Business Days of its due date.

10.2	Other obligations

10.2.1	The Borrower does not comply with any material provision of the Finance Documents.

10.2.2	No Event of Default under paragraph 10.2.1 above will occur if the failure to comply is capable of remedy and is remedied within thirty Business Days of the earlier of (i) the Arranger giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

10.3	Insolvency

10.3.1	The Borrower:-

(a)	is unable or admits inability to pay its debts as they fall due;

(b)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(c)	suspends or threatens to suspend making payments on any of its debts; or

(d)	by reason of actual financial difficulties, commences negotiations with one or more of its creditors (excluding a Lender or Arranger in its capacity as such) with a view to rescheduling any of its indebtedness.

10.3.2	A moratorium is declared in respect of any indebtedness of the Borrower. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

10.4	Insolvency proceedings

10.4.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:-

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examinership or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

(b)	a composition, compromise, assignment or arrangement with any creditor of the Borrower;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, examiner, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or

(d)	enforcement of any security over any assets of the Borrower or any analogous procedure or step is taken in any jurisdiction,

or any analogous procedure or step is taken in any jurisdiction.

10.4.2	Paragraph 10.4.1 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within ten days of commencement.

10.5	Creditors' Process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Borrower and is not discharged within 20 Business Days.

11.	Acceleration

Without prejudice to Clause 7.1, on and at any time after the occurrence of an Event of Default which is continuing the Arranger (acting on the instructions of the Lender) may by notice to the Borrower:-

11.1	cancel the Facility whereupon the Facility shall immediately be cancelled;

11.2	declare that all or part of the Advance be immediately due and payable, whereupon they shall become immediately due and payable;

11.3	declare that all or part of the Advance be payable on demand, whereupon they shall immediately become payable on demand by the Arranger; and/or

11.4	exercise any or all of its rights, remedies, powers or discretions under this Agreement.

12.	Assignment

12.1	Neither the Lender nor the Arranger may assign or transfer all or any of its rights and/or obligations under this Deed to any party without the prior written consent of the Borrower after the 30th of june 2022.

12.2	The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior consent of the Arranger.

13.	Amendments And Waivers

Any term of the Finance Documents may be amended or varied with the agreement of the Borrower and the Arranger and any breach or prospective breach of any provision of this Agreement by the Borrower may be waived or sanctioned by the Arranger.

14.	Payments

14.1	All payments to be made by the Borrower under the Finance Documents shall be made in immediately available funds at such bank as the Arranger may notify to the Borrower from time to time.

14.2	All payments to be made by the Borrower to the Arranger under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) withholding tax, set-off or counterclaim unless the Borrower is required by law to make any such deduction.

14.3	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same month (if there is one) or on the preceding Business Day (if there is not).

15.	CALCULATIONS AND CERTIFICATES

15.1	In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Arranger (acting reasonably) are prima facie evidence of the matters to which they relate.

15.2	Any certification or determination by the Arranger (acting reasonably) of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

16.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

17.	Remedies And Waivers

No failure to exercise, nor any delay in exercising, on the part of the Arranger, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of the Arranger shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

18.	Notices

18.1	Each communication, notice or document to be made hereunder shall be made in writing to the address of each party specified below and may be made by email or letter.

18.1	A copy of any notice served to the Lender or the Arranger shall be to:

Name:	Paul O’Brien
Address:	OBN Financial Services, Chamber House, St Georges Terrace, Carrick-on-Shannon, Leitrim
Email:	paul@obn.ie

18.2	A copy of any notice served to the Borrower shall be to:

Name:	David Farrell
Address:	Suite 9/10, Plaza 212, Blanchardstown Corporate Park 2, Dublin 15, D15 R504
Email:	df@alternusenergy.com

18.3	Each communication, notice or document made or delivered by the Borrower to the Lender or Arranger will only be effective:

18.3.1	if by way of letter, when it has been left at the relevant address or two Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and

18.3.2	if by electronic mail, when actually received in readable form.

18.4	Any electronic mail which becomes effective, in accordance with paragraph 18.3.2, after 5.00pm in the place of receipt, shall be deemed only to become effective on the following day.

19.	Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this Agreement by executing a counterpart.

20.	Law And Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Ireland and the parties agree that the Irish courts are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement or its subject matter or formation and accordingly that any suit, action or proceedings so arising may be brought in such courts, and each of the Borrower, Arranger and the Lender hereby irrevocably submits to the exclusive jurisdiction of the courts of Ireland.

IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

Schedule 1

conditions precedent

1.	Corporate Authorisations

1.1	A copy of the constitutional documents of the Borrower.

1.2	A copy of a resolution of the board of directors of the Borrower:-

1.2.1	approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute, deliver and perform the Finance Documents;

1.2.2	authorising a specified person or persons to execute the Finance Documents on its behalf; and

1.2.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

1.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

2.	Security and Other Finance Documents

This Agreement executed by the Borrower.

SIGNATURES

ARRANGER

SIGNED for and on behalf of OBN FINANCIAL
SERVICES as Arranger

Signature:	/s/ Paulo O’Brien

Name:	Paul O’Brien

Position:	Director

BORROWER

SIGNED for and on behalf of AEG MH 02 LIMITED

Signature:	/s/ Vincent Browne

Name:	Vincent Browne

Position:	Director

LENDER

SIGNED and DELIVERED as a DEED		/s/ Paul O’Brien
by PAUL O’BRIEN in the presence of:

Signature of witness:	/s/ Cathal L. Lynn Co.

Name (printed): Catherine Gilmartin

Address: Carrick in Shannon

Occupation: Solicitor